  As filed with the Securities and Exchange Commission on November 7, 1996
                                                      File No. 333-

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                   ----------------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                   ----------------------------------------

                             Storage Trust Realty
            (Exact Name of Registrant as Specified in its Charter)

               Maryland                                43-1689825
     (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
   of Incorporation or Organization)

         2407 Rangeline Street
          Columbia, Missouri                         65202
 (Address of Principal Executive Offices)         (Zip Code)

                             Storage Trust Realty
                            1994 Share Option Plan
                           (Full Title of the Plan)

                              Michael G. Burnam
                            2407 Rangeline Street
                          Columbia, Missouri 65202
                   (Name and Address of Agent For Service)

                                (573) 499-4799
          (Telephone Number, Including Area Code, of Agent For Service)

                          -----------------------------

                                              CALCULATION OF REGISTRATION FEE
==================================================================================================================================

                                                                        PROPOSED             PROPOSED MAXIMUM     AMOUNT OF
       TITLE OF SECURITIES                AMOUNT TO BE              MAXIMUM OFFERING        AGGREGATE OFFERING   REGISTRATION
        TO BE REGISTERED                  REGISTERED<F1>           PRICE PER SHARE<F2>          PRICE<F2>            FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
Interest ($.01 per share par value)       200,000 shares                $23.125                 $4,625,000          $1,402
----------------------------------------------------------------------------------------------------------------------------------
Total                                     200,000 shares                                        $4,625,000          $1,402
===================================================================================================================================

<F1> The Storage Trust Realty 1994 Share Option Plan was amended on May 8,
     1996 to increase the number of Common Shares of Beneficial Interest which may be subject to options by 200,000 Common Shares of Beneficial Interest, from 530,000 shares to 730,000 shares. Registration Statement on Form S-8 (File No. 33-92764) registering the 530,000 Common Shares of Beneficial Interest subject to options prior to the amendment was filed on May 26, 1995.
<F2> Estimated solely for the purpose of calculating the registration fee.
     Pursuant to Rule 457(h)(1), computed on the basis of the average of the high and low prices of the Registrant's Common Shares of Beneficial Interest as reported on The New York Stock Exchange on November 4, 1996.

==============================================================================

                                   PART II


                          INFORMATION REQUIRED IN
                        THE REGISTRATION STATEMENT

     Storage Trust Realty (the "Registrant") is registering securities of the same class as other securities for which a Registration Statement filed on Form S-8 relating to the Storage Trust Realty 1994 Share Option Plan is effective, and the contents of that Registration Statement (File No. 33-92764) are incorporated in this Registration Statement by reference.



ITEM 8.  EXHIBITS.

     See Exhibit Index which is incorporated herein by reference.

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of Storage Trust Realty, a Maryland real estate investment trust, and each of the undersigned Trustees and officers of Storage Trust Realty hereby constitutes and appoints Gordon Burnam, Michael G. Burnam, P. Crismon Burnam and Stephen M. Dulle as its or his true and lawful attorneys-in-fact and agents, for it or him and in its or his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Missouri, on the 7th day of November, 1996.


                                                STORAGE TRUST REALTY


                                                By: /s/ MICHAEL G. BURNAM
                                                   ---------------------------
                                                      Michael G. Burnam
                                                Its:  Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 7th day of November, 1996.


                 Name                                       Title
                 ----                                       -----
        /s/ GORDON BURNAM                       Chairman of the Board of Trustees
---------------------------------------------
            Gordon Burnam


        /s/ MICHAEL G. BURNAM
---------------------------------------------   Trustee and Chief Executive Officer
            Michael G. Burnam                      (Principal Executive Officer)


        /s/ P. CRISMON BURNAM                   Trustee and Chief Operating Officer
---------------------------------------------
            P. Crismon Burnam


        /s/ STEPHEN M. DULLE
---------------------------------------------   Chief Financial Officer (Principal Financial and
            Stephen M. Dulle                    Accounting Officer)


         /s/ BLAKE EAGLE                        Trustee
---------------------------------------------
             Blake Eagle


        /s/ RANDALL K. ROWE                     Trustee
---------------------------------------------
            Randall K. Rowe


        /s/ DANIEL C. STATON                    Trustee
---------------------------------------------
            Daniel C. Staton


        /s/ FREDERICK W. PETRI                  Trustee
----------------------------------------------
            Frederick W. Petri



                                EXHIBIT INDEX

Exhibit
Number                                        Description of Exhibit
-------                                       ----------------------

4.1            Second Amended and Restated Declaration of Trust of the Registrant (Incorporated by
               reference to exhibit 3.5 to Registration Statement No. 33-83016)

4.2            Amended and Restated Bylaws of the Registrant (Incorporated by reference to exhibit 3.4 to Registration Statement No. 33-83016)

4.3            Form of Common Share Certificate (Incorporated by reference to exhibit 4.1 to
               Registration Statement No. 33-83016)

4.4            Storage Trust Realty 1994 Share Option Plan (Incorporated by reference to exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

4.5            First Amendment to Storage Trust Realty 1994 Share Option Plan (Incorporated by reference to exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
               March 31, 1996)

5.1            Opinion of Mayer, Brown & Platt

23.1           Consent of Ernst & Young LLP

23.2           Consent of KPMG Peat Marwick LLP

23.3           Consent of Mayer, Brown & Platt (appears in Exhibit 5.1)

24             Power of Attorney (appears on the page preceding the signature page of this Registration
               Statement)